                  SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement is entered into as of June 20, 2003, by and between Covenant Financial

Corporation, a Delaware corporation ("CFC"), and Douglasbank Capital Ltd., an Alberta, Canada, corporation

("Purchaser"), in light of the following facts:

     WHEREAS, CFC is a start-up business engaged in the wireless Internet access business; and

     WHEREAS, Purchaser desires to acquire shares of common stock and common stock purchase warrants (the common stock and common stock purchase warrants being referred to collectively as the "Units") of CFC; and

     WHEREAS, CFC desires to issue shares of its common stock and common stock purchase warrants to Purchaser on the terms and conditions set forth in this Agreement.

                           WITNESSETH:

     THEREFORE, the Agreement of the parties, the promises of each being consideration for the promises of the other:

I. DEFINITIONS

     Whenever used in this Agreement, the following terms shall have the meanings set forth below, including the exhibit hereto or amendments hereof.

     (a) "Agreement" shall mean this Securities Purchase Agreement and all exhibits hereto or amendments hereof.

     (b) "Knowledge of CFC" or matters "known to CFC" shall mean matters actually known to the Board of Directors or officers of CFC, or which reasonably should be or should have been known by them upon reasonable investigation.

     (c) "Purchaser" shall mean Douglasbank Capital Ltd., an Alberta, Canada, corporation.

     (d) "Securities Act" shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission ("SEC") promulgated thereunder, as such shall then be in effect.

     (e) "CFC" shall mean Covenant Financial Corporation, a Delaware corporation, including its subsidiaries.

     Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (1) the context in which such term is used, or (2) the definition provided for such terms in the place in this

Agreement at which such term is first used.

II. DISCLOSURES

     Purchaser hereby acknowledges that it has had the opportunity to ask questions of, and receive answers from, the principals of CFC regarding its business plan and otherwise investigate the matters contained therein.

Specifically, Purchaser understands that CFC may never earn a profit or have its common stock traded publicly in any market. Thus, Purchaser understands that it may be required to hold the securities comprising the Units indefinitely.

III. PURCHASE AND SALE

     CFC hereby sells to Purchaser and Purchaser hereby buys from CFC the following securities (the Units):

     (a) 1,250,000 shares of the $.001 par value common stock of CFC;

     (b) 1,250,000 warrants to purchase a like number of shares of common stock of CFC, at an exercise price of $.20 per share, all as more fully set forth in the form of warrant attached hereto as Exhibit "A" and incorporated herein by this reference;

     (c) 1,250,000 warrants to purchase a like number of shares of common stock of CFC, at an exercise price of $.30 per share, all as more fully set forth in the form of warrant attached hereto as Exhibit "B" and incorporated herein by this reference;

     (d) 1,250,000 warrants to purchase a like number of shares of common stock of CFC, at an exercise price of $.40 per share, all as more fully set forth in the form of warrant attached hereto as Exhibit "C" and incorporated herein by this reference; and

     (e) 1,250,000 warrants to purchase a like number of shares of common stock of CFC, at an exercise price of $.50 per share, all as more fully set forth in the form of warrant attached hereto as Exhibit "D" and incorporated herein by this reference.

     The Units shall be sold to Purchaser at the price and subject to all of the terms and conditions set forth herein.

     It is agreed by the parties that none of the purchase price for the Units described herein shall be allocated to the common stock purchase warrants.

IV. PURCHASE PRICE - PAYMENT

     Purchaser shall deliver to CFC the sum of $125,000 in payment of the 1,250,000 shares of CFC common stock, the 1,250,000 $.20 common stock purchase warrants, 1,250,000 $.30 common stock purchase warrants,

1,250,000 $.40 common stock purchase warrants and the 1,250,000 $.50 common stock purchase warrants (the

Units) purchased by Purchaser hereunder, a per Unit price of $.10, which payment shall be delivered as provided in paragraphs VI and VII hereinbelow.

V. ISSUANCE OF THE UNITS

     CFC shall cause the 1,250,000 shares of its common stock, the 1,250,000 $.20 common stock purchase warrants, 1,250,000 $.30 common stock purchase warrants, 1,250,000 $.40 common stock purchase warrants and the

1,250,000 $.50 common stock purchase warrants purchased and sold hereunder to be issued as provided in paragraphs VI and VII hereinbelow.

VI. THE EXCHANGE

     Upon the mutual execution of this Agreement, Purchaser agrees to deliver forthwith the sum of $125,000 required to be delivered pursuant to paragraph IV hereof. Upon receipt of such funds, CFC shall deliver to

Purchaser the following securities: (1) a stock certificate representing 1,250,000 shares of common stock of CFC; (2)

a duly executed common stock purchase warrant, in the form of Exhibit "A" attached hereto, representing 1,250,000

$.20 common stock purchase warrants; (3) a duly executed common stock purchase warrant, in the form of Exhibit

"B" attached hereto, representing 1,250,000 $.30 common stock purchase warrants; (4) a duly executed common stock purchase warrant, in the form of Exhibit "C" attached hereto, representing 1,250,000 $.40 common stock purchase warrants and (5) a duly executed common stock purchase warrant, in the form of Exhibit "D" attached hereto, representing 1,250,000 $.50 common stock purchase warrants.

VII. REPRESENTATIONS AND WARRANTIES OF CFC

     CFC represents and warrants to Purchaser:

     (a) Organization and Corporate Authority. CFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in all jurisdictions where the ownership of property or maintenance of an office would require qualification. CFC has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

     (b) Subsidiaries. CFC, the issuer of the securities sold hereunder, has no subsidiary corporation.

     (c) Options, Warrants and Rights. Prior to the consummation of the transactions contemplated by this

Agreement, CFC has no outstanding options, warrants or rights, conversion rights or other agreements for the purchase or acquisition from CFC of any shares of its capital stock.

     (d) Issuance of the Securities Comprising the Units. The shares of common stock of CFC, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-

assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of CFC, will be issued in compliance with applicable state and federal laws. The common stock purchase warrants of CFC, when issued and delivered in accordance with this Agreement, will be duly and validly issued and will be free and clear of any liens or encumbrances and, to the knowledge of CFC, will be issued in compliance with applicable state and federal laws.

The shares of common stock of CFC underlying the common stock purchase warrants, when issued and delivered in accordance with this Agreement and the warrant agreement, will be duly and validly issued, fully paid and non-

assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of CFC, will be issued in compliance with applicable state and federal laws.

     (e) Financial Condition; Use of Proceeds. CFC is a development stage company without significant revenues and is substantially illiquid. CFC requires substantial additional capital with which to implement its business plan. There is no assurance that CFC will obtain such needed capital or that its business plan, when implemented, will prove to be successful. The funds derived under this Agreement will be utilized for working capital.

     (f) Undisclosed or Contingent Liabilities. To the best knowledge of CFC and to its officers and directors, CFC has no material liabilities and, to the best knowledge of the officers and directors of CFC, CFC has no contingent liabilities.

     (g) Litigation. CFC is not a party to any suit, action, proceeding, investigation or labor dispute

(collectively "actions") pending or currently threatened against it other than administrative matters arising in the ordinary course of business .

     (h) Compliance with Agreements. The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which CFC is a party.

     (i) Title to Property and Assets. CFC has good and marketable title to its properties and assets free and clear of all mortgages, liens, security interests and encumbrances.

     (j) Franchises and Permits; Taxes and Other Liabilities. To the knowledge of CFC, it has all franchises, permits, licenses, orders and approvals of any federal, state, local or foreign government of self regulatory body (collectively, the "Permits") that are material to or necessary for the conduct of its business. To the knowledge of CFC, it has no outstanding tax liabilities, no unsatisfied final judgment or valid lien filed against it or any of its property.

     (k) Governmental Consents. To the knowledge of CFC, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of

CFC is required in connection with the valid execution, delivery and performance of this Agreement.

     (l) Authorization. All corporate action on the part of CFC and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of CFC's obligations hereunder and for the issuance and delivery of the securities comprising the Units has been taken. This Agreement,

when executed and delivered, shall constitute a legal, valid and binding obligation of CFC.

     (m) Regulatory Compliance. To the knowledge of CFC, it is in compliance with all applicable environmental regulations relating to its business operations, as well as all applicable regulations promulgated by the

Federal Communications Commission.

     (n) Affiliate Transactions. CFC has entered into the material transactions with affiliates described in

Exhibit "E" attached hereto and incorporated herein by this reference.

     (o) Employee Matters. To the knowledge of CFC, it is in compliance with all laws and regulations applicable to employee-related matters.

     (p) Suppliers and Customers. To the knowledge of CFC, its relations with its suppliers and customers are good.

VIII. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     (a) All corporate or other similar action on the part of Purchaser and its officers, directors and shareholders, if required, necessary for the authorization, execution and delivery of this Agreement, for the performance of Purchaser's obligations hereunder and for the delivery of the funds has been taken. This Agreement,

when executed and delivered, shall constitute a legal, valid and binding obligation of Purchaser.

     (b) Purchaser represents and warrants that the Units are being purchased by it solely for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others.

     (c) Purchaser further consents to the placement of the following legend, or a legend similar thereto, on the certificates representing shares of common stock and the common stock purchase warrants comprising the Units:

          "THE SECURITIES, AND THE SECURITIES INTO WHICH THEY MAY BE CONVERTED,

          REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN RELIANCE UPON THE

          EXEMPTION FROM REGISTRATION AFFORDED BY REGULATION S OF THE

          SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE

          TRANSFERRED WITHOUT REGISTRATION, EXCEPT IN A TRANSACTION EXEMPT

          FROM SUCH REGISTRATION."

IX. MISCELLANEOUS

     Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements,

representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

     Arbitration. In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the

"Association") at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

     Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Louisiana.

     Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

     Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns and administrators of the parties hereto.

     Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

                              "CFC":

                              COVENANT FINANCIAL CORPORATION

                              By: /s/ DAVID LOFLIN

                                   David M. Loflin

                                   President

                              "PURCHASER":

                              DOUGLASBANK CAPITAL LTD.

                              By: /s/

                              Name: Peter Rochow

                              Title: ___________________________